SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2005

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Securities Purchase Agreement – Proposed Sale of Series B Preferred Stock and Warrants

     On June 3, Remote Dynamics, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement, on May 31, 2005, with SDS Capital Group SPC, Ltd. (the “Investor”), which agreement is attached hereto as Exhibit 10.1., for the proposed the sale of $6.5 million of convertible preferred stock and common stock purchase warrants in a private placement transaction. The Series B Convertible Preferred Stock would be issued to the Investor pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation D promulgated thereunder.

     The Company received a portion of the proceeds from the sale of the Series B Convertible Preferred Stock in the form of $5 million of Series A Convertible Preferred Stock held by SDS, which will be exchanged for the Series A Convertible Preferred Stock, resulting in a net proceeds to the Company of $750,000 from the proposed sale of the Series B Convertible Preferred Stock. The proposed Series B Convertible Preferred Stock would be convertible to common stock of the Company, par value $0.01 per share (“Common Stock”), at a minimum conversion price of $1.55 per share of Common Stock. As per the proposed transaction, the Investor would also receive a common stock purchase warrant with a 5-year term to purchase 2 million shares of Common Stock at an exercise price of $1.75 per share (the “Series B Warrant”), pursuant to that certain Stock Purchase Warrant Agreement attached hereto as Exhibit 10.2. The closing of the Series B Convertible Preferred Stock sale and the transactions contemplated thereby are subject to customary closing conditions, including Nasdaq approval.

     As per the terms of the proposed sale of the Series B Convertible Preferred Stock and the transactions contemplated thereby, the Investor would have as-converted voting rights limited to 9.99% of the outstanding common stock of the company. Additionally, the Investor would not be able to convert the preferred stock to common nor exercise the warrants to the extent that such conversions or exercises would result in the Investor beneficially owning more than 9.99% of the Company’s common stock. The Investor has the right to designate one voting director to the Company’s board of directors and one non-voting observation director.

     In addition to the above pricing and number of the securities sold, the Securities Purchase Agreement also provides that the Company would use the proceeds from this offering only for general corporate purposes and working capital. The Company further agreed to (i) timely file with SEC all reports required to be filed by it under the Securities Exchange Act of 1934, (ii) reserve 10,000,000 shares of Common Stock for issuance upon conversion of the Series B Convertible Preferred Stock and upon exercise of the warrants described below, (iii) use commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq SmallCap Market, and (iv) not redeem, repurchase or declare or pay and cash dividend on any shares of capital stock. The Company further granted the investor the right to participate in the future issuance of equity or equity-linked securities of the Company for a period of 12 months after the closing of the Series B Convertible Preferred Stock issuance. The Company also agreed to indemnify the Investor from damages it incurs (A) as a result of any breach of the representations, warranties and covenants contained in the Securities Purchase Agreement or in the related transaction documents by the Company or (B) as a result of a cause of action brought by a third-party resulting from (1) the execution of the transaction documents, (2) any transaction financed by the use of proceeds or (3) the status of the investor as a holder of the Company’s securities.

     The terms of the proposed Series B Convertible Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights attached hereto as Exhibit 4.1. The Series B Preferred Stock would bear a dividend for the first two years it remains outstanding at a rate of 8% per year for the first year and

3% per annum for the second year.

     The holders of shares of Series B Convertible Preferred Stock would have the right to cause the Company to redeem any or all of its shares at a price equal to 115% of face value, plus accrued but unpaid dividends in the following events:

- the Common Stock is suspended from trading or is not listed for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market for an aggregate of 10 or more trading days in any twelve-month period;

- the initial registration statement required to be filed by the Company pursuant to the Registration Rights Agreement has not been declared effective by the one hundred twentieth (120th) day following the Closing or such registration statement, after being declared effective, cannot be utilized by the holders of Series A Preferred Stock for the resale of all of their registrable securities for an aggregate of more than 15 days in the aggregate;

- the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series B Convertible Preferred Stock upon conversion of the Series B Preferred Stock as and when required and such failure continues uncured for five business days;

- the Company provides written notice (or otherwise indicates) to any holder of Series B Convertible Preferred Stock, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series B Convertible Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation;

- the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business;

- bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary which shall not be dismissed within 60 days of their initiation;

- the Company shall:

- sell, convey or dispose of all or substantially all of its assets;

- merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case which results in either (i) the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of the board of directors or other governing body of the Company comprising fifty percent (50%) of less of the members of the board of directors or other governing body of the Corporation or such other surviving or acquiring person or entity immediately following such transaction;

- either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Company in excess of $250,000 due to any third party, other than payments contested by the Company in good faith, or (ii) suffer to exist any other default under any agreement binding the Company which default or event of default would or is likely to have a material adverse effect on the business, operations,

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properties, prospects or financial condition of the Company;

- have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or “group”;

- experience any other change of control not otherwise addressed above; or

- the Company otherwise shall breach any material term hereunder or under the transaction documents, and if such breach is curable, shall fail to cure such breach within ten business days after the Company has been notified thereof in writing by the holder;

So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval of the majority holders of Series B Convertible Preferred Stock:

- alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock, or increase the authorized number of shares of Series B Convertible Preferred Stock;

- amend its certificate of incorporation or bylaws;

- issue any shares of Series B Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement;

- redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any junior securities;

- increase the par value of the Common Stock;

- sell all or substantially all of its assets or stock, or consolidate or merge with another entity;

- enter into or permit to occur any change of control transaction;

- sell, transfer or encumber technology, other than licenses granted in the ordinary course of business;

- liquidate, dissolve, recapitalize or reorganize;

- authorize, reserve, or issue Common Stock with respect to any plan or agreement that provides for the issuance of equity securities to employees, officers, directors or consultants of the Corporation in excess of 250,000 shares of Common Stock;

- change its principal business;

- issue shares of Common Stock, other than as contemplated herein or by the Warrants;

- increase the number of members of the Board to more than 7 members, or, if no Series B director has been elected, increase the number of members of the Board to more than 6 members;

- alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;

- create or issue any Senior Securities or Pari Passu Securities;

- except for the issuance of debt securities on an unsecured basis, or incurrence of unsecured indebtedness from, a recognized financial institution in an aggregate amount not exceeding $5,000,000 and which, in the case of debt securities, are not Convertible Securities or Purchase Rights, issue any debt securities or incur any indebtedness that would have any preferences over the Series B Convertible Preferred Stock upon liquidation of the Corporation, or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of the Corporation, except as expressly required by the terms of such securities or indebtedness;

- make any dilutive issuance;

- enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

- cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

If, at any time after the first anniversary of the Closing and before the fourth anniversary of the Closing, during a period of at least twenty (20) consecutive trading days (a) the closing trading price of the Common Stock is at least 200% of the conversion price then in effect and (b) the trading volume and trading price of the Common Stock result in a value of at least $350,000 of Common Stock traded on each trading day, then the Company shall have the right to redeem all shares of Series B Preferred Stock then outstanding at price per share of Series B Convertible Preferred Stock equal to the product of two multiplied by the sum of the Face Amount plus all accrued and unpaid Dividends thereon through the closing date of such redemption.

In no event would the holder of shares of Series B Convertible Preferred Stock (or warrants discussed below) have the right to convert shares of Series B Convertible Preferred Stock into shares of Common Stock or to dispose of any shares of Series B Convertible Preferred Stock to the extent that such right to effect such conversion or disposition would result in the holder and its affiliates together beneficially owning or having the power to vote more than 9.99% of the outstanding shares of Common Stock of the Company.

Registration Rights Agreement

In connection with the proposed issuance of Series B Convertible Preferred Stock and the Series B Warrant, the Company would enter into a Registration Rights Agreement with the Investor whereby the Company would grant certain rights to Investor. Within 30 days of the Closing, the Company would be obligated to file a registration statement on Form S-3 covering 10,000,000 shares of Common Stock that the Investor may acquire upon conversion of the Series B Convertible Preferred Stock or exercise of the Series B Warrants or the Bridge Note Warrants. The Company would face a liquidated damages claim by the Investor if: (i) the initial registration statement was not declared effective by the SEC on or prior to the 120th day after the Closing, (ii) after the effectiveness of the registration statement, sales of Common Stock cannot be made by the Investor due to a stop order by the SEC or the Company’s need to update the registration statement, or (iii) the Common Stock is not listed on Nasdaq, the New York Stock Exchange or the American Stock Market. The liquidated damages for the first 30 days would equal 3% of the purchase price of the Series B Convertible Preferred Stock and equal 1.5% for each 30 days thereafter of non-compliance. In addition to the liquidated damaged provision discussed above, the Investor would require the redemption of its Series B Convertible Preferred Stock in certain default events.

The Investor also has the right to piggy-back on to the registration statements filed by the Company registering Common Stock (other than Form S-8 and Form S-4 registration statements filed by the Company), subject to cut-back by the underwriters (if an underwritten public offering) but at least 25% of the shares requested for inclusion in the registration statement shall be included in such underwritten public offering.

Bridge Note & Security Agreement

     In connection with the proposed sale of Series B Convertible Preferred Stock, the Company consummated a bridge note transaction with the Investor whereby the Company issued a promissory note in the amount of $1.75 million to the Investor pursuant to that certain Secured Promissory Note by and between the Company and the Investor dated May 31, 2005, which is attached hereto as Exhibit 10.3 (the “Bridge Note”). The Bridge Note bears interest at 8% per annum and is due and payable on Sept. 30, 2005. The Bridge Note is secured by a first lien on all of the assets of the Company pursuant to that certain Security Agreement by and between the Investor and the Company dated May 31, 2005 which is attached hereto as Exhibit 10.4. The Bridge Note automatically exchanges into a common stock purchase warrants with a 5-year term to purchase 1,666,667 shares of Common Stock at an exercise price of $0.01 per share and a common stock purchase warrant with a 5-year term to purchase 700,000 shares of Common Stock at an exercise price of $1.75 per share upon the Company obtaining the approval for such exchange from a majority of its stockholders (“Bridge Note Warrants”) pursuant to the Stock Purchase Warrants Agreement attached hereto as Exhibit 10.5. The Company intends to seek stockholder approval for the exchange of the Bridge Note into the Bridge Note Warrants at its next annual meeting of stockholders to be held in August of 2005.

     Upon closing of the Series B Convertible Preferred Stock transaction, the Company would receive net proceeds of $750,000 which when combined with the Bridge Note proceeds would result in a total of $2.5 million to be received by the Company. The Company intends to use the net proceeds to fund its business plan.

A copy of the press release announcing the closing of the above transactions is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
4.1	Proposed Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.

10.1	Securities Purchase Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.2	Proposed Stock Purchase Warrant Agreement for Series B Warrant.

10.3	Secured Promissory Note issued by the Company to SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.4	Security Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.5	Common Stock Purchase Warrant for Bridge Note Warrants.

99.1	Press Release issued June 3, 2005 announcing the proposed Series B transactions and consummated Bridge Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.

/s/	J. Raymond Bilbao

J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: June 6, 2005

Exhibit No.	Description
4.1	Proposed Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.

10.1	Securities Purchase Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.2	Proposed Stock Purchase Warrant Agreement for Series B Warrant.

10.3	Secured Promissory Note issued by the Company to SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.4	Security Agreement by and between the Company and SDS Capital Group SPC, Ltd. dated May 31, 2005.

10.5	Common Stock Purchase Warrant for Bridge Note Warrants.

99.1	Press Release issued June 3, 2005 announcing the proposed Series B transactions and consummated Bridge Note.